Exhibit 99.1

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

BALANCE SHEET

	September 19,	Pro Forma
	2017	Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$489,754	$—	$489,754
Prepaid expenses and other current assets	75,500	—	75,500
Total Current Assets	565,254	—	565,254

Cash held in Trust Account	50,000,000	7,500,000	57,500,000
Total Assets	$50,565,254	$7,500,000	$276,517,505

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities – Accrued offering costs	$16,050	$—	$16,050
Total Current Liabilities	16,050	—	16,050

Commitments
Common stock subject to possible redemption, 4,554,920 and 5,304,920 shares at redemption value	45,549,200	7,500,000	53,049,200

Stockholders' Equity
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	—	—	—
Class A Common stock, $0.0001 par value; 15,000,000 shares authorized; 795,080 and 817,580 shares issued and outstanding (excluding 4,554,920 and 5,304,920 shares subject to possible redemption)	80	2	82
Class F Common stock, $0.0001 par value; 3,000,000 shares authorized; 1,437,500 shares issued and outstanding	144		144
Additional paid-in capital	5,001,280	(2)	5,001,278
Accumulated deficit	(1,500)	—	(1,500)
Total Stockholders' Equity	5,000,004	—	5,000,004
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$50,565,254	$7,500,000	$58,065,254